SCHEDULE 14A

(Rule 14a-101)

Information Required in Proxy Statement

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.   )

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[ ] Preliminary Proxy Statement [ X ] Definitive Proxy Statement [ ] Definitive Additional Materials [ ] Soliciting Material Under Rule 14a-12	[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
MILLENNIUM BANKSHARES CORPORATION (Name of Registrant as Specified in Its Charter) (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Dear Shareholder:

You are cordially invited to attend the 2003 Annual Meeting of Shareholders of Millennium Bankshares Corporation to be held on Thursday, May 1, 2003 at 3:00 p.m. at the Reston Community Center, 1609A Washington Plaza, Reston, Virginia.

At the Annual Meeting, you will be asked to elect two (2) directors for terms of three years each.  Enclosed with this letter are a formal notice of the Annual Meeting, a Proxy Statement and a form of proxy.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted.  Please complete, sign, date and return the enclosed proxy promptly using the enclosed postage-paid envelope.  The enclosed proxy, when returned properly executed, will be voted in the manner directed in the proxy.

We hope you will participate in the Annual Meeting, either in person or by proxy.

Sincerely,

Carroll C. Markley

Chairman, President & Chief Executive Officer

Reston, Virginia

April 10, 2003

1601 Washington Plaza

Reston, Virginia  20190

___________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

___________________

The Annual Meeting of Shareholders (the “Annual Meeting”) of Millennium Bankshares Corporation will be held on Thursday, May 1, 2003 at 3:00 p.m. at the Reston Community Center, 1609A Washington Plaza, Reston, Virginia, for the following purposes:

1.

To elect two (2) directors to serve for terms of three years each expiring at the 2006 annual meeting of shareholders;

2.

To act upon such other matters as may properly come before the Annual Meeting.

Only holders of shares of common stock of record at the close of business on March 26, 2003, the record date fixed by the Board of Directors of the Company, are entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors

Kelly Marsh

Secretary

April 10, 2003

MILLENNIUM BANKSHARES CORPORATION

1601 Washington Plaza

Reston, Virginia  20190

PROXY STATEMENT

This Proxy Statement is furnished to holders of the common stock, par value $5.00 per share, of Millennium Bankshares Corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company to be used at the 2003 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, May 1, 2003 at 3:00 p.m. at the Reston Community Center, 1609A Washington Plaza, Reston, Virginia, and any duly reconvened meeting after adjournment thereof.

Any shareholder who executes a proxy has the power to revoke it at any time by written notice to the Secretary of the Company, by executing a proxy dated as of a later date, or by voting in person at the Annual Meeting.  It is expected that this Proxy Statement and the enclosed proxy card will be mailed on or about April 10, 2003 to all shareholders entitled to vote at the Annual Meeting.

The cost of soliciting proxies for the Annual Meeting will be borne by the Company.   The Company does not intend to solicit proxies otherwise than by use of the mail, but certain officers and regular employees of the Company or its subsidiaries, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies.   The Company may also reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in forwarding proxy materials to the beneficial owners of shares of common stock.

On March 26, 2003, the record date for determining those shareholders entitled to notice of and to vote at the Annual Meeting, there were 3,531,778 shares of common stock issued and outstanding.  Each outstanding share of common stock is entitled to one vote on all matters to be acted upon at the Annual Meeting.  A majority of the shares of common stock entitled to vote, represented in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting.

A shareholder may abstain or (only with respect to the election of directors) withhold his or her vote (collectively, “Abstentions”) with respect to each item submitted for shareholder approval.  Abstentions will be counted for purposes of determining the existence of a quorum.  Abstentions will not be counted as voting in favor of or against the relevant item.

A broker who holds shares in “street name” has the authority to vote on certain items when it has not received instructions from the beneficial owner.  Except for certain items for which brokers are prohibited from exercising their discretion, a broker is entitled to vote on matters presented to shareholders without instructions from the beneficial owner.  Where brokers do not have or do not exercise such discretion, the inability or failure to vote is referred to as a “broker nonvote.”  Under the circumstances where the broker is not permitted to, or does not, exercise its discretion, assuming proper disclosure to the Company of such inability to vote, broker nonvotes will not be counted for purposes of determining the existence of a quorum, and also will not be counted as voting in favor of or against the particular matter.

The Board of Directors is not aware of any matters other than those described in this Proxy Statement that may be presented for action at the Annual Meeting.  However, if other matters do properly come before the Annual Meeting, the persons named in the enclosed proxy card possess discretionary authority to vote in accordance with their best judgment with respect to such other matters.

PROPOSAL ONE

ELECTION OF DIRECTORS

Two directors will be elected at the Annual Meeting.  The individuals listed below are nominated by the Board of Directors for election at the Annual Meeting.  Eight other directors are serving terms that end in either 2004 or 2005, as indicated below.

The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of common stock cast in the election of directors.  If the proxy is executed in such manner as not to withhold authority for the election of any or all of the nominees for directors, then the persons named in the proxy will vote the shares represented by the proxy for the election of the two nominees named below.  If the proxy indicates that the shareholder wishes to withhold a vote from one or more nominees for director, such instructions will be followed by the persons named in the proxy.

Each nominee has consented to being named in this Proxy Statement and has agreed to serve if elected.  The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve.  If, at the time of the Annual Meeting, any nominee is unable or unwilling to serve as a director, votes will be cast, pursuant to the enclosed proxy, for such substitute nominee as may be nominated by the Board of Directors.  There are no current arrangements between any nominee and any other person pursuant to which a nominee was selected.  No family relationships exist among any of the directors or between any of the directors and executive officers of the Company.

The following biographical information discloses each nominee’s age and business experience in the past five years and the year that each individual was first elected to the Board of Directors:

Nominees for Election of  “Class A” Directors with Terms Expiring in 2006

Andrew E. Kauders, 59, has been a director since 1998.

Mr. Kauders retired from the self-storage industry in which he worked from 1982 through 1997.  His career included the construction and operation of two self-storage facilities.

Carroll C. Markley, 64, has been a director since 1998.

Mr. Markley has been the founding chairman, president, and CEO of the Company and Millennium Bank since 1998.  He was the founding president and CEO of First Patriot Bankshares Corporation and Patriot National Bank from 1990 until its sale in 1997.  He also served as chairman and CEO of United Bank in Reston, Virginia in 1997 and 1998.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE NOMINEES SET FORTH ABOVE.

Incumbent “Class B” Directors with Terms Expiring in 2004

L. James D’Agostino, 51, has been a director since 1998.

Mr. D’Agostino has been an attorney with the law firm of Reed Smith LLP in Vienna, Virginia since 1998.  He was previously employed by the law firm of Wickwire Gavin, P.C.

Arthur J. Novick, D.D.S., 57, has been a director since 1998.

Dr. Novick is the president of the professional dental corporation of Novick, Hartz and Hall in Reston, Virginia where he has been providing dental services since 1972.

Robert T. Smoot, 51, has been a director since 1998.

Mr. Smoot has been employed by the Department of Veterans Affairs in Washington D.C. since 1981.  He has also been active in real estate development and management as an owner of C Squared Management & Development in Great Falls, Virginia since 1996.

Douglas K. Turner, 60, has been a director since 1998.

Mr. Turner founded and serves as a director of CMS Information Services, Inc., in Vienna, Virginia, a company that provides PC based custom software and systems design, development, and support for business applications.

Incumbent “Class C” Directors with Terms Expiring in 2005

Stewart R. Little, 49, has been a director since 1998.

Mr. Little is the owner of and has served as president of SRL, Inc., a company that serves Native American organizations in the areas of Information Technology and Business/Management consulting, since 1995.

David B. Morey, 55, has been a director since 1998.

Mr. Morey serves as chief financial officer of Millennium Capital, Inc., the mortgage lending division of Millennium Bank, N.A., a subsidiary of the Company.  During 2000 and 2001, he served as president and served on the board of Next Generation Media, Inc., and was president of United Marketing Solutions, Inc., a wholly owned subsidiary of Next Generation Media, Inc.  From 1985 until 1999, he was president of Ameriprint, Inc., a printing company. In February 2000, an involuntary bankruptcy petition was filed with respect to Ameriprint.  The filing has resulted in a Chapter 7 liquidation of the company.

Gregory L. Oxley, 53, has been a director since 1998.

Mr. Oxley presently serves as Group Vice President of TransUnion Settlement Solutions, Inc., a nationwide provider of services to the residential mortgage industry, and as a partner in Dain, Oxley, Markley, and Nicoli, PLLC in the capacity of “Retired”.  He was formerly president of Dulles Title and Escrow, Inc., president of Millennium Title, LLC and secretary/treasurer of Millennium Title, Inc., real estate settlement agents and title insurance agencies in Reston, Virginia, from 1996, 1998 and 1998, respectively, until 2002.

Rolando J. Santos, M.D., 62, has been a director since 1998.

Dr. Santos is a medical doctor and has been practicing in Springfield, Virginia in private practice since 1970.

Executive Officers Who Are Not Directors

Kelly E. Marsh, 29, is the corporate secretary of the Company.  Prior to joining the Company, Ms. Marsh was the corporate secretary of Patriot National Bank in Reston, Virginia from 1994 to 1998.

Anita Shull, CPA, 41, is Executive Vice President and Chief Operations Officer of the Company. Most recently, Ms. Shull served as Executive Vice President and Chief Financial Officer for Marshall National Bank & Trust Company where she was employed since 1984.

Janet Valentine, CPA, 51, is Executive Vice President and Chief Financial Officer of the Company.  Ms. Valentine previously served as Chief Financial Officer and Executive Vice President of Cardinal Financial Corporation from 1999 until 2002.  Prior to Cardinal Financial, Ms. Valentine was Chief Financial Officer of Alliance Bank from 1998 until 1999.

Security Ownership of Management

The following table sets forth, as of February 28, 2003, certain information with respect to beneficial ownership of shares of common stock by each of the members of the Board of Directors, by each of the executive officers named in the “Summary Compensation Table” below (the “named executive officers”) and by all directors and executive officers as a group.  Beneficial ownership includes shares, if any, held in the name of the spouse, minor children or other relatives of a director living in such person’s home, as well as shares, if any, held in the name of another person under an arrangement whereby the director or executive officer can vest title in himself at once or at some future time.

Name	Address	Common Stock Beneficially Owned(1) (2)	Percentage of Class
Thomas J. Chmelik(3)	2807 John Marshall Drive Arlington, Virginia 22207	36,600	1.03%
L. James D’Agostino	1122 Litton Lane McLean, Virginia 22101	24,380	0.69%
Andrew E. Kauders	122 Oyster House Circle Burgess, Virginia 22432	95,200	2.66%
Stewart R. Little	5501 Seminary Road, Unit 1215 Falls Church, Virginia 22041	61,390	1.72%
Carroll C. Markley	11776 Stratford House Way Reston, Virginia 20190	214,185	5.87%
David B. Morey	1416 Rosewood Hill Drive Vienna, Virginia 22182	72,520	2.04%
Arthur J. Novick	11300 Stoneledge Court Reston, Virginia 20191	91,830	2.58%
Gregory L. Oxley	10200 Forest Lake Drive Great Falls, Virginia 22066	93,810	2.62%

Rolando J. Santos	7180 Wolf Run Shoals Road Fairfax Station, Virginia 22039	60,410	1.70%
Robert T. Smoot	358 Gallop Wood Place Great Falls, Virginia 22066	104,226	2.93%
Douglas K. Turner	506 Prince Street Alexandria, Virginia 22314	94,010	2.64%
All present executive officers and directors as a group (13 persons)		964,071	24.18%

(1)

Amounts disclosed include shares of common stock that certain directors have the right to acquire upon the exercise of stock options exercisable within 60 days, as follows: Mr. Chmelik, 31,600; Mr. D’Agostino, 750; Mr. Kauders, 680; Mr. Little, 990; Mr. Markley, 52,905; Mr. Morey, 930; Mr. Novick, 1,040; Mr. Oxley, 910; Mr. Santos, 410; Mr. Smoot, 1,120; and Mr. Turner, 2,410.

(2)

Amounts disclosed include shares of common stock that certain directors have the right to acquire upon the exercise of warrants, as follows:  Mr. Chmelik, 5,000; Mr. D’Agostino, 10,000; Mr. Kauders, 40,000; Mr. Little, 30,200; Mr. Markley, 63,500; Mr. Morey, 30,000; Mr. Novick, 30,000; Mr. Oxley, 45,200; Mr. Santos, 30,000; Mr. Smoot, 32,000; and Mr. Turner, 30,200.

(3)

On August 19, 2002, Mr. Chmelik entered into a severance arrangement with the Company.  Under this agreement, Mr. Chmelik’s exercisable stock options as of August 19, 2002 will remain exercisable until the expiration of the grants, which range from 2009 to 2011.

Security Ownership of Certain Beneficial Owners

The following table sets forth, as of February 28, 2003, certain information with respect to the beneficial ownership of shares of common stock by each person who owns, to the Company’s knowledge, more than five percent of the outstanding shares of common stock.

Name	Common Stock Beneficially Owned (1) (2)	Percentage of Class
Carroll C. Markley 11776 Stratford House Way Reston, Virginia 20190	214,185	5.87%

(1)

Amounts disclosed include 52,905 shares of common stock that Mr. Markley has the right to acquire upon the exercise of stock options exercisable within 60 days.

(2)

Amounts disclosed include 63,500 shares of common stock that Mr. Markley has the right to acquire upon the exercise of warrants.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and any persons who own more than 10% of the outstanding shares of common stock, to file with the Securities and Exchange Commission (“SEC”) reports of ownership and changes in ownership of common stock.  Officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports that they file.

Based solely on review of the copies of such reports furnished to the Company or written representation that no other reports were required, the Company believes that, during fiscal year 2002, all filing requirements applicable to its directors and executive officers were satisfied, except that Mr. Chmelik, Ms. Marsh, and Mr. Morey filed one late report, Mr. Markley, Mr. Turner, and Ms. Valentine filed two late reports, and Mr. Novick filed three late reports, each of these reports involving one transaction.  Late filings were primarily as a result of more stringent filing requirements under the Sarbanes-Oxley Act.

The Board of Directors and its Committees

There were eighteen meetings of the Board of Directors in 2002.  Each incumbent director, except for Dr. Santos and Mr. Oxley, attended greater than 75% of the aggregate number of meetings of the Board of Directors and meetings of committees of which the director was a member in 2002.

The Executive Committee is chaired by Mr. Markley and members include Messrs. D’Agostino,  Morey, Novick and Turner.  The Company’s bylaws empower the Executive Committee to exercise the full authority of the Board of Directors when it is not in session, except as otherwise provided in the Virginia Stock Corporation Act.  The Executive Committee held two meetings during the year ended 2002.

The Strategic Planning Committee is chaired by Mr. Morey and members include Messrs. Little, Markley, and Smoot.  The Strategic Planning Committee was formed by the Board of Directors to oversee the Company’s strategic growth and activities.  The Strategic Planning Committee met four times during the year ended 2002.

The Audit Committee is chaired by Mr. Smoot and members include Messrs. Little, Novick, and Oxley. The Audit Committee has been formed by the Board of Directors to safeguard the Company’s assets and oversee the audit and compliance functions of the Company and its subsidiaries.   The Audit Committee met thirteen times during the year ended 2002.  Additional information with respect to the Audit Committee is discussed below under “Audit Information”.

The Compensation Committee is chaired by Mr. D’Agostino and members include Messrs. Kauders, Novick, Santos, and Turner. The Compensation Committee has been formed by the Board of Directors to determine the Company’s compensation and benefit packages for its officers and employees.  The Compensation Committee met one time during the year ended 2002.

 The Company does not have a standing nominating committee.

Shareholders entitled to vote for the election of directors may recommend candidates for consideration by the Board of Directors under procedures that the Company has established.  See “Proposals for 2004 Annual Meeting of Shareholders.”

Director Compensation

As compensation for their services to the Company, each member of the Board of Directors may receive stock option grants for each Board and committee meeting attended.  Under this program, stock options are fully exercisable at the grant date and expire ten years from the date of grant. Board members who are also officers do not receive any additional compensation above their regular salary for attending board or committee meetings.  In 2002, the Company’s directors did not receive options or any other compensation for their services as directors.

Executive Compensation

The following table shows, for the fiscal years ended December 31, 2002, 2001, and 2000, the cash compensation paid by the Company and its subsidiaries, as well as certain other compensation paid or accrued for those years, to each of the named executive officers in all capacities in which they served:

Summary Compensation Table

		Annual Compensation			Long Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)(1)	Securities Underlying Options (#)
Carroll C. Markley Chairman, President and Chief Executive Officer Thomas J. Chmelik(2) Former Treasurer	2002 2001 2000 2002 2001 2000	175,000 175,000 150,000 112,657 109,000 87,000	48,300 45,000 45,000 -- 995 --	-- -- -- -- -- --	-- 198,396 33,066 1,500 43,000 23,000

(1)

All benefits that might be considered of a personal nature did not exceed the lesser of $50,000 or 10% of total annual salary and bonus.

(2)

Mr. Chmelik’s employment with the Company terminated in August 2002.  Salary listed for Mr. Chmelik for 2002 includes certain salary continuation benefits provided under the terms of a severance agreement entered into on August 19, 2002.

Stock Options

The following table sets forth for the year ended December 31, 2002, the grants of stock options to the named executive officers:

Option Grants In Last Fiscal Year

Name	Number of Securities Underlying Options Granted (#)(1)	Percent of Total Options Granted to Employees in Fiscal Year (%) (2)	Exercise or Base Price ($/Share)	Expiration Date

Carroll C. Markley Thomas J. Chmelik	-- 1,500	-- 0.99%	-- $6.90	-- Feb. 29, 2012

(1)

Mr. Chmelik’s stock options awarded in 2002 were forfeited on August 19, 2002 in connection with his separation from the Company.

(2) Options to purchase 150,950 shares of common stock were granted to employees during the year ended December 31, 2002.

No stock options were exercised by the named executive officers during 2002.  The following table sets forth the amount and value of stock options held by the named executive officers as of December 31, 2002:

Fiscal Year End Option Values

	Number of Securities Underlying Unexercised Options at Fiscal Year End (#)		Value of Unexercised In-the-Money Options at Fiscal Year End ($)(1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Carroll C. Markley	52,905	178,557	$79,887	$269,621
Thomas J. Chmelik(2)	31,600	-0-	$47,716	-0-

(1)

The value of in-the-money options at fiscal year end was calculated by determining the difference between the fair market value a share of the Company’s common stock on December 31, 2002 ($6.51 per share) and the exercise price of the options ($5.00 per share).

(2)

Mr. Chmelik’s employment with the Company terminated in August 2002.  Salary listed for Mr. Chmelik for 2002 includes certain salary continuation benefits provided under the terms of a severance agreement entered into on August 19, 2002.

Employment Agreements

On November 13, 1998, Carroll C. Markley entered into an employment contract to serve as Chairman, President and Chief Executive Officer, beginning on January 1, 1999, of both the Company and Millennium Bank and to perform such services and duties as each entity’s Board of Directors may designate.  Under the contract, Mr. Markley was entitled to an annual base salary of $150,000 with increases in base salary made at the discretion of the Boards of Directors.  The Boards increased Mr. Markley’s base compensation to $175,000 in January 2001.  In addition, Mr. Markley is entitled to an annual bonus not to exceed 30% of his base salary, which will be based on the Company’s performance.

The contract has automatically renewed for its second three year-term, which will expire on December 31, 2004.  Mr. Markley serves at the discretion of the Boards of Directors.  The contract also provides for certain non-competition covenants for a period of one-year following Mr. Markley’s termination.

Mr. Markley has been granted options to purchase 231,462 shares of the Company’s common stock under the terms of the employment contract.  All options have been granted at the current fair market value of such shares at the time of grant and will vest over the course of five years subject to certain performance based goals, as specified by the board of directors annually.  In 2003, options to purchase 46,292 of these shares, which were eligible to vest during fiscal year 2002 were forfeited.

The contract also allows for use of a vehicle owned by Millennium Bank and payment of country club dues.  The CEO is also eligible for standard benefits, including life insurance, long-term disability coverage, major medical coverage and participation in the 401(k) plan.

Transactions with Management

The Company leases its main office from 1601 Washington Plaza, LLC.  Carroll C. Markley, its Chairman, President and CEO, acts as manager of 1601 Washington Plaza, LLC, and Millennium Bank receives $12,000 per year for compensation for his services.  There are 63 unit owners of 1601 Washington Plaza, LLC, all of whom were founding shareholders.  These unit owners include Andrew E.  Kauders, Carroll C. Markley, Arthur J. Novick, Gregory L. Oxley, Robert T. Smoot and Douglas K. Turner, all of whom are also directors of the Company, and Kelly E. Marsh, its Corporate Secretary.  The Company entered into this lease on November 1, 1999.  The lease is for a ten-year term.  The Company’s payments to 1601 Washington Plaza, LLC under this lease total approximately $196,000 per year.  The terms of this lease are substantially similar to the terms of similar leases that are the result of “arms length” negotiations between unrelated parties, and the leasing rate is comparable to current market rates.

The Company leases its branch and loan office location in Herndon, Virginia from 1051 Elden Street, LLC.  Carroll C. Markley acts as manager of 1051 Elden Street, LLC.  There are 33 unit owners of 1051 Elden Street, LLC, all of whom were founding shareholders.  These unit owners include Andrew E. Kauders, Carroll C. Markley, Arthur J. Novick, Gregory L. Oxley and Robert T. Smoot.  The Company initially leased the facility on a month-to-month basis beginning on September 1, 2001.  On April 1, 2003, the Company entered into a long-term lease for an initial five-year term with three five-year renewal options.  The Company’s payments to 1051 Elden Street, LLC under this lease total approximately $123,996 per year.  The terms of this lease are substantially similar to the terms of similar leases that are the result of “arms length” negotiations between unrelated parties, and the leasing rate is comparable to current market rates.

We subleased our loan office in Herndon, Virginia from Carroll C. Markley from April 2000 until August 2002.  Mr. Markley made this arrangement available to us on the same terms as the lease to him.  Our payments to the landlord under this sublease totaled approximately $37,000 per year.  The terms of this sublease were substantially similar to the terms of similar leases that are the result of “arms length” negotiations between unrelated parties, and the leasing rate was comparable to current market rates.

Gregory L. Oxley and Ian Markley, a director of Millennium Bank and son of Carroll C. Markley, are the owners of Dulles Title and Escrow, Inc. and Millennium Title, Inc., Real Estate Settlement Agencies and licensed Real Estate Title Insurance Agencies.   Messrs. Oxley and Markley sold their interests to Millennium Title, LLC in 2002, predecessor in interest to TransUnion Settlement Solutions, Inc. where Mr. Oxley continues to serve as an officer and a board member.   Dulles Title and Escrow, Inc., Millennium Title, LLC, and Millennium Title, Inc. provided and TransUnion Settlement Solutions,

Inc. continues to provide settlement services to Millennium Bank customers at fees that are customary for the services.

Gregory L. Oxley and Ian Markley are principals in the law firm of Dain, Oxley, Markley & Nicoli, P.L.L.C. in Reston, Virginia.  Dain, Oxley, Markley, & Nicoli have acted as counsel to the Company and its subsidiaries since 1998 and also provides certain real estate settlement services for Bank customers.

In January 2002, the Company entered into an operating agreement forming Millennium e-Banking Solutions, LLC.  Millennium e-Banking Solutions, LLC has developed an Open Financial Exchange (OFX) server that allows financial institutions to exchange data with other institutions using this standard protocol.  The Company intends to allow Millennium Bank to use this OFX platform to offer its customers access to their Millennium accounts via the Worldwide Web through financial management software like Intuit’s Quicken and QuickBooks.  The Company is 51% owner, Phase2e (a software development firm) is 39% owner, and Messrs. Oxley and Ian Markley are each 5% owners.   CMS Information Services, Inc. was a 30% owner of Phase2e until December 2002 when certain members of Phase2e’s management acquired this ownership interest. Douglas K. Turner is the founder, a shareholder, and a director of CMS Information Services, Inc.

L. James D’Agostino is a partner in the law firm of Reed Smith.  Reed Smith has provided legal services to the Company and the Bank in 2002.

Some of the Company’s directors and officers are at present, as in the past, the Company’s customers, and the Company has had, and expects to have in the future, banking transactions in the ordinary course of business with directors and officers and their affiliates, on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others.  These transactions do not involve more than the normal risk of collectability or present other unfavorable features.

There are no legal proceedings to which any of the Company’s directors or executive officers, or any of their affiliates, is a party that is adverse to the Company.

INDEPENDENT PUBLIC ACCOUNTANTS

As of the date of this Proxy Statement, the Company has not selected independent public accountants to audit its consolidated financial statements for the year ended December 31, 2003.  The Company, however, is in the process of making such a selection.  Thompson, Greenspon and Company, P.C. has audited the Company’s financial statements since 1998.  A representative from Thompson, Greenspon and Company, P.C. is expected to be present at the Meeting, will have the opportunity to make a statement if he desires to do so, and is expected to be available to respond to appropriate questions from shareholders.

AUDIT INFORMATION

The Board of Directors has adopted a written Charter – “Audit and Compliance Review Policy” -- that is set forth in Exhibit A to this Proxy Statement.  Except Gregory L. Oxley, the members of the Audit Committee are independent as that term is defined in the listing standards of the National Association of Securities Dealers.

Fees of Independent Public Accountants

Audit Fees

The aggregate amount of fees billed by Thompson, Greenspon, and Company, P.C. for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2002, the review of quarterly financial and regulatory reports, and the review of the financial statements included in our registration statement filed with the Securities and Exchange Commission for the Company’s initial public offering was $126,676.

Financial Information System Design and Implementation Fees

There were no fees billed by Thompson, Greenspon, and Company, P.C. for professional services rendered to the Company for the fiscal year ended December 31, 2002, for the design and implementation of financial information systems.

All Other Fees

Thompson, Greenspon, and Company, P.C. provided bookkeeping services for a majority owned subsidiary of Millennium Bank during the fiscal year ended December 31, 2002.  The fees paid for the non-audit services rendered to the Company in 2002 were $19,507.

Audit Committee Report

Management is responsible for the Company’s internal controls, financial reporting process and compliance with laws and regulations and ethical business standards.  The independent auditor is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon.  The Audit Committee’s responsibility is to monitor and oversee these processes on behalf of the Board of Directors.

In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements.  The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).  In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and management.  Moreover, the Audit Committee has considered whether the independent auditor’s provision of other non-audit services to the Company is compatible with maintaining the auditor’s independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002, for filing with the SEC.  By recommending to the Board of Directors that the audited financial statements be so included, the Audit Committee is not opining on the accuracy, completeness or presentation of the information contained in the audited financial statements.

Audit Committee

Robert T. Smoot, Chairman

Stewart R. Little

Reston, Virginia

      Arthur J. Novick

March 11, 2003

      Gregory L. Oxley

PROPOSALS FOR 2004 ANNUAL MEETING OF SHAREHOLDERS

Under the regulations of the SEC, any shareholder desiring to make a proposal to be acted upon at the 2004 annual meeting of shareholders must cause such proposal to be received, in proper form, at the Company’s principal executive offices at 1601 Washington Plaza, Reston, Virginia 20190, no later than December 3, 2003, in order for the proposal to be considered for inclusion in the Proxy Statement for that meeting.  The Company presently anticipates holding the 2004 annual meeting of shareholders on May 6, 2004.

 The Bylaws also prescribe the procedure that a shareholder must follow to nominate directors outside of the proxy statement process.  For a shareholder to nominate a candidate for director at the 2004 annual meeting of shareholders, notice of nomination must be received by the Secretary of the Company not less than 14 days and not more than 50 days prior to the date of the 2004 annual meeting.  The notice must describe various matters regarding the nominee and the shareholder giving the notice.  Any shareholder may obtain a copy of the Bylaws, without charge, upon written request to the Secretary of the Company.  Based upon an anticipated date of May 6, 2004 for the 2004 annual meeting of shareholders, the Company must receive any notice of nomination no later than April 22, 2004 and no earlier than March 17, 2004.  Any proposal to bring other business before the 2004 annual meeting that is received by the Company after March 17, 2004 will be considered untimely for consideration at that meeting.

OTHER MATTERS

THE COMPANY’S ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002, INCLUDING FINANCIAL STATEMENTS (THE “ANNUAL REPORT”), IS BEING MAILED TO SHAREHOLDERS WITH THIS PROXY STATEMENT.  A COPY OF THE ANNUAL REPORT MAY ALSO BE OBTAINED WITHOUT CHARGE BY WRITING TO KELLY MARSH, SECRETARY, WHOSE ADDRESS IS 1601 WASHINGTON PLAZA, RESTON, VIRGINIA 20190.  THE ANNUAL REPORT IS NOT PART OF THE PROXY SOLICITATION MATERIALS.

Exhibit A

MILLENNIUM BANKSHARES CORPORATION

AUDIT AND COMPLIANCE REVIEW POLICY

POLICY PURPOSE

Effective internal controls are the foundation for the safe and sound operation of a bank holding company. The board of directors is responsible for the overall supervision of Millennium Bankshares Corporation (the “company”)  including internal controls, as well as to ensure that operations are properly controlled and comply with board policies, federal banking and securities laws and regulations. This Audit (audit defined herein includes both internal and external audit) and Compliance Review Policy is designed to assist the board in meeting that obligation. Administration of this policy is the responsibility of the audit committee of the board of directors.

POLICY OBJECTIVE

While the board can monitor day-to-day operations through management reports, an effective Audit and Compliance Review Program is necessary to provide verification of the accuracy and reliability of those reports. This program is also intended to assure the board that adequate controls are in place, that its policies have been implemented, and that both are operating effectively.

Millennium Bankshares Corporation has elected to out-source the completion of its Audit and Compliance Review Programs to independent external firms.  This determination will be evaluated frequently and may be modified or enhanced at any time by employing a full-time Internal Audit or Compliance Manager.

Purpose of Audits and Compliance Reviews

The audit committee and board of directors are responsible for assessing and enforcing the adequacy of internal operations and adherence to applicable banking and securities laws and regulations.   These duties are generally described below.

Adequacy of Internal Controls

Internal controls are the day-to-day operating procedures designed to prevent violations of law, errors, theft, or loss to the company. The audit committee will monitor the adequacy of the Company's internal controls by reviewing:

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The external auditor's management letter.

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The quarterly internal audit and compliance review reports and recommendations.

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Regulatory examination reports.

The audit committee will call a meeting within thirty days of completion of the above reports to initiate corrective action. The meeting will include the auditor and applicable officers of the Company and the purpose will be to discuss the recommendations for correcting any cited deficiencies in the internal control procedures.

Adequacy and Compliance with Policies

Policies are designed to provide guidance for the day-to-day operations of the company. The audit committee has oversight of all policies of the company for their adequacy according to industry and regulatory standards.  Audits and reviews will test for compliance with policies.

Monitor Audit, Compliance Review, and Examination Corrective Actions

Audits, Compliance Reviews, and Examinations have no value unless they are acted upon. The audit committee will monitor all corrective actions to ensure that they are completed. This will be done by requiring a formal response, preferably in writing, for each corrective action by the applicable officers in the company. The audit committee will also monitor progress made on corrective actions.  Failure to complete or lack of timeliness to complete corrective actions will be reported to the board of directors for appropriate action.

Compliance with Laws and Regulations

Laws and regulations direct or constrain a majority of the company's activities. The audit committee will supervise compliance with laws and regulations through the company's legal counsel, compliance officer, and third party audit and compliance firms.

Annual Audit & Compliance Review Schedule

An effective audit and review function must be planned and organized. The audit committee will define the objectives of the company’s Audit and Compliance Review Program for each year and then direct the establishment of the appropriate schedule to ensure completion. Proper consideration will be given to audit work completed by subsidiaries in determining the scope and frequency of supplemental internal audit work.  Prior examinations, external audits, internal audits, and compliance reviews will be used to plan the focus for the next year.

AUDIT COMMITTEE STRUCTURE

The Audit and Compliance Review Programs are to be structured to ensure proper monitoring, reporting, and corrective action.  Implementation and oversight of these programs have been delegated to the audit committee by the board of directors.   Presently, the implementation of these programs involves the company’s third-party independent public accounting firm, internal auditing firm, third-party compliance firm, internal audit coordinator, the compliance officer, and the board's audit committee. The independent public accounting firm, third-party internal auditing firm, third-party compliance firm, and internal audit coordinator report to the audit committee, which reports to board of directors.

Membership

The audit committee will consist of a minimum of three outside directors of which a majority must be considered independent. No audit committee member will be considered as an “independent” director if he, his employer, or an immediate family member accepts any consulting, advisory or other compensatory fee (other than as a director) from the company or is an affiliate of the company.   The outside directors may rotate membership on the committee and will be appointed to the committee annually by the board of directors.

Training

All members of the audit committee are required to be able to read and understand financial statements.  Each member will be required to establish and complete a committee training plan for each year. The objective of the plan will be to ensure the committee has the needed knowledge and understanding of laws, regulations, and audit to ensure a reasonable fulfillment of its duties as prescribed in this policy.

Meetings

The audit committee will hold regular meetings monthly, excluding the months of July and December. Special meetings can be called by the chairman of the committee and may be requested by any member of the committee, the outsourced audit or review firms, or management.  For both regular and special meetings, a quorum consisting of a majority of the committee members must be present in order to transact official business.  All decisions require a majority vote of the committee members in attendance.

Frequently, management and auditors will be present at meetings to discuss findings and corrective actions. Executive sessions of the committee will be held at the conclusion of each regularly scheduled meeting and at other times as deemed necessary by the chairman of the committee.  Executive sessions will be comprised of only the membership of the committee and any special invited guests.

The company’s corporate secretary will maintain accurate records of the general sessions of these meetings, including:

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Attendance.

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Issues/reports presented and the action taken.

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Corrective plans for areas reviewed and any actions taken.

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A brief summary of any discussion and the individuals voting on each decision.

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Progress reports on any unresolved corrective actions from the previous audits and/or examinations.

The committee chairman is responsible for maintaining records for all executive sessions of the committee.

INTERNAL & EXTERNAL AUDIT PROGRAM OBJECTIVE

The purpose of the Internal & External Audit Programs is to ensure an independent and objective monitoring procedure for all areas of the company.

The principle objectives of the program are:

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Assets. To determine that assets are in existence at the audit date, that they are fairly stated in accordance with generally accepted accounting principles, and that they are adequately safeguarded.

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Liabilities. To determine that all liabilities are disclosed and accounted for and that transactions are promptly and properly recorded in accounts.

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Income. To determine that all income which should accrue from invested assets or services has been recorded properly.

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Expenses. To determine that all costs and expenses are properly recorded and supported as charges against the company.

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Internal Control. To ascertain that the systems of internal control and accounting are functioning properly, to detect: 1) inaccurate, incomplete or unauthorized transactions, 2) deficiencies in the safeguarding of assets, 3) unreliable financial and regulatory reporting, 4) violations of laws or regulations, and 5) deviations from the institution’s policies and procedures.

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Errors and Improprieties. To prevent and detect material errors or defalcations.

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Recommendations. To recognize areas in the company's operations where increased efficiencies, cost reductions, or improvements can be made.

The audit committee has engaged a third-party internal auditing firm to recommend a risk based audit program inclusive of audit procedures for the committee’s consideration based upon their ability to independently identify and profile audit risks for the Company.   After review, revisions and comments by the committee, a final program will be adopted.  On a quarterly basis, the internal audit program will be reviewed by the audit committee to determine the adequacy of the program based upon current market conditions, new products or developments and to ensure the program is being executed in accordance with the approved engagement.

COMPLIANCE REVIEW PROGRAM OBJECTIVE

Federal regulatory agencies expect all bank holding company’s to have mechanisms in place to monitor compliance with laws applicable to bank’s and bank holding companies.  The compliance review program will ensure an independent and objective monitoring procedure over the compliance management program which will include independent testing of transactions to determine the level of compliance with applicable laws, regulations and rulings, as well as the effectiveness of, and adherence with, policies and procedures.

Management strives to adhere to all applicable laws, regulations and rulings governing business activities. The compliance management process is based upon having 1) appropriate systems to ensure proper initial documentation, 2) appropriate policies and procedures (written or informal) to ensure adequate dissemination of knowledge, and 3) an individual(s) responsible for managing the process.

The Compliance Review Program will be the primary means of evaluating the effectiveness of the processes management has employed.  The program will be updated and adopted annually by the audit committee and will independently test the company's compliance with consumer protection laws and adherence with policies and procedures.  The Compliance Review Program will address all products and services offered by the company, all aspects of applicable operations and all subsidiaries and departments.

The objectives of the Compliance Review Program are to:

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Help prevent noncompliance by maintaining a compliance review program that discourages violations and deficiencies.

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To detect incidents of noncompliance.

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To demonstrate the Company’s commitment to compliance.

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To reduce the Company’s exposure to lawsuits, penalties, bad publicity, and other risks.

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To provide the audit committee with information necessary to determine the extent of compliance with applicable laws and regulations and the quality of the compliance program.

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To evaluate the quality and effectiveness of the compliance management system, including the supervision by senior management, policies, procedures, internal controls, and training.

GENERAL

Assessment of Third-Party Firms

On at least an annual basis, the audit committee will review the qualifications of any current or proposed third-party auditing or compliance firm.   The annual review and selection or retention of firms is critical to the overall Audit and Compliance Review functions. The audit committee will consider the following issues in assessing these firms for the company:

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The depth of audit or review needed by the company based on the status of the company's internal control systems and any missing functions or regulatory requirements that may need to be filled through the independent firm.

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The firm's qualifications, such as whether or not the staff is certified and their experience in auditing community bank’s and holding company’s.

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The firm's explanation of the proposed scope and depth of the engagement in terms of the company's needs and how it meets them.

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An explanation of the proposed methods to be used, in more detail than mere reference to "generally accepted audit procedures."

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The timing or scheduling of work.

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The staff capability and willingness of the firm to meet the company's special needs, assisting in correcting problems, and obtaining advice or direction.

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The staff assignments by the firm to the company to ensure competency and continuity in the procedures to be performed.

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The method and timing of reporting to the company, including the depth of management letters and presentations to the board.

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Whether the outsourcing arrangement increases or decreases the risk that a breakdown of internal control can occur.

Third-Party Engagements

If an external firm is selected, the company should receive from the firm an engagement letter or letter of agreement that will be made a permanent part of the company’s records.  At a minimum, the letter and supporting schedules should include the following:

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The scope, the frequency and cost of work to be performed.

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The manner and frequency of reporting to senior management and directors about the status of contract work.

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The protocol and corresponding fee schedule for changing the terms of the service contract, especially for expansion of work if significant issues are found.

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That all completed reports are the property of the Company and that board members or employees authorized by the board will have reasonable and timely access to the work papers prepared by the firm.  All completed reports, work papers, and details discussed during engagement shall remain confidential between the company and the firm.

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The location of audit reports and the related work papers.

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That regulatory examiners will be granted immediate and full access to all reports and related work papers.

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The method for determining who bears the cost of consequential damages arising from errors, omissions, and negligence.

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That the firm will not perform management functions, make management decisions, or act or appear to act in a capacity equivalent to that of an employee.

Independence

In order to accomplish the objectives of the Audit and Compliance Review functions, third party firms and their staff must maintain total independence from the board, management or employees of the company.   Any firm engaged to conduct audit or compliance review work shall not provide other services for the company or any of its affiliates unless specific consent is provided by the board of directors.  Additionally, an engaged firm shall have no personal or professional relationship or dealings with any member of the board, management, or employee.

Authority

A primary purpose of the Audit and Compliance Review programs is to provide recommendations to management and the board based on the audit findings. All auditors are, therefore, granted the authority to complete approved procedures, including having access to company records that will enable the completion of the engagement. When a suspected defalcation or emergency occurs, this authority will be expanded at the direction of the audit committee to a more detailed level of investigation.

All employees of the Company will be provided a statement, which is included in the personnel policy describing their responsibility with regard to audits.  The statement describes the importance of the Audit and Compliance Review Program and the expectation that staff will fully cooperate with all auditors and examiners.

Reporting Structure

In order to maintain the desired level of independence, all completed reports will be issued to the board audit committee. This is not to imply that management cannot be trusted, or that management is not to be kept informed concerning the results of the audits. Rather, it means that the overall supervision for testing internal controls is placed with the committee to minimize the possibility of outside influences interfering with the quality of the audit and subsequent recommendations.

Each audit or review performed will include the following elements as part of the execution:

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Contact with management liaison and staff to gather information and discuss any concerns.

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Evaluation of systems, controls and attitudes.

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Testing to assure proper understanding and compliance with the systems in place.

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Documentation of the work performed and conclusions reached.

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Closing conference with appropriate management with full and open communication.

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Management providing audit staff with response and corresponding corrective actions based upon closing conference.

The engaged firm will prepare a report for the audit committee including any findings and recommendations at the conclusion of each audit or review.  Included in the report of results (where applicable) will be the following items at a minimum:

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Audit or Compliance Review scope.

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Specific findings and processes without findings, providing sufficient detail so that Board members, external auditors, and regulatory examiners can adequately identify significant deficiencies from lesser weaknesses.

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Recommendations for corrective actions or changes.  The report should also include an overall conclusion about the findings.

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Management’s response to the findings and corresponding corrective actions.

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Any disagreement between management and audit staff and/or difficulties encountered when completing audit work.

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A recommended timetable for implementation of corrective actions or changes.

Coordination of Audit & Review Efforts with Management

Although the Board of Directors and Audit Committee are ultimately responsible for the execution of the Audit and Compliance Review Programs, coordination will be required between management & staff and external firms engaged to conduct this work.  An Audit Coordinator will be assigned annually by the audit committee to act as liaison between the audit committee, the external and internal auditing firms, and management.  Likewise, the Compliance Officer will be designated to act as liaison between the audit committee, the compliance review firm, and management.  The Audit Coordinator and the Compliance Officer will provide assistance in the implementation of the policy which may include compilation of audit/review request items for external firms, arrangement for suitable facilities for completion of work, coordination of communications with management and the audit committee including distribution of audit reports and reporting the status of corrective actions.

Determination of Adequacy of Audits and Reviews

The audit committee is assigned the duties of maintaining and supervising the company's Audit and Compliance Review function. Included in these duties is ensuring program adequacy, effectiveness, and reviews.

To be adequate, the program must include the following four areas:

1.

Scope and frequency. The scope and frequency is defined annually and monitored by the committee.   It is recognized that auditors cannot make a complete and detailed examination of all records, documents, reports and transactions; examinations are limited to a program of tests that leaves the possibility of some errors or irregularities being undetected.  The scope of an audit can range from an in-depth review of all areas or an overview of selected functions.  The scope will be determined based on the data available prior to the commencement of fieldwork.  The scope may be adjusted at any time during the audit or review, if necessary, based on results noted.

The scope and frequency will be determined following a risk assessment of the various areas of the company. Those areas carrying higher risks to the company will require greater scope and/or frequency than areas of lesser risk. Among the factors that the committee should consider in assessing risk are:

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The nature of the specific operation and related assets and liabilities.

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The existence of appropriate policies and internal control standards.

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The effectiveness of operating procedures and internal controls.

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The potential materiality of errors or irregularities associated with the specific operation.

2.

Documentation of the work performed. Because the auditing firm will be making conclusions based on its findings, the basis of these findings should be clear enough to permit review by others, including external auditors and the regulatory examiners. At a minimum, the work papers should include work programs and analyses that clearly indicate the procedures performed, the extent of testing, and the basis for the conclusions reached.

3.

Conclusions reached and reports issued.  Conclusions must be based on the findings of the audit without interference from anyone in the company. The reports will be generated within twenty days of the conclusion of the work and issued to the audit committee. Whenever possible, the report will include a discussion of the various risk factors associated with each finding and recommendations for corrective actions to be taken.

The audit committee will assess each report to ensure consistency with the engagement and shall assess the impact on the Company of any audit deficiencies cited in such reports.

At the audit committee meeting, management or department heads may be invited to review how and when they will correct noted deficiencies. After discussion, the audit committee will formally approve or reject the recommendations in the audit report. Management will be responsible for implementing the prescribed corrective actions and for reporting the progress of these actions to the audit committee. The audit committee will monitor the corrective actions at each subsequent meeting until they have been completed. These reports will be made available to the auditors that noted the deficiencies for follow-up and/or information to be utilized in future reviews.

POLICY REVIEW

The board of directors shall review this policy at least annually, making such revisions and amendments as it deems appropriate. The annual review and approval will be properly recorded in the minutes.   The audit committee will assist in such reviews and will bring specific policy issues requiring attention to the board of directors.

At least once every twelve months, the audit committee will confer with Audit and Compliance Review firms for the express purpose of evaluating the performance of the Audit and Compliance Programs of Millennium Bankshares Corporation.

[DEFINITIVE FORM OF PROXY]

MILLENNIUM BANKSHARES CORPORATION

1601 Washington Plaza, Reston, Virginia  20190

THIS PROXY IS SOLICATED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Kelly E. Marsh and Janet A. Valentine, jointly and severally, proxies, with full power to act alone, and with full power of substitution, to represent the undersigned and to vote, as designated on the reverse side, and upon any and all other matters that may properly be brought before such meeting, all shares of Common Stock that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Millennium Bankshares Corporation, a Virginia corporation (the “Corporation”) to be held on Thursday, May 1, 2003, or at any adjournments thereof, as follows:

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

MILLENNIUM BANKSHARES CORPORATION

May 1, 2003

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]
1. Election of Directors: ( ) FOR ALL NOMINEES ( ) WITHHOLD AUTHORITY FOR ALL NOMINEES ( ) FOR ALL EXCEPT (See instructions below)	NOMINEES:  Carroll C. Markley  Andrew E. Kauders

2.     In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for Proposals 1 and 2.

INSTRUCTION:

To withhold authority to vote for any individual nominee(s), mark "FOR ALL
EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here •

To change the address on your account, please check the box at the right and indicate your new address in the space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Shareholder_______________________  Date:____    Signature of Shareholder____________________    Date:_____

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.